LEGG MASON PARTNERS INCOME FUNDS
LEGG MASON PARTNERS CAPITAL AND INCOME FUND

Sub-Item 77C

Registrant incorporates by reference Registrant's
Other definitive proxy statements
dated October 6, 2006 filed on October 6, 2006.
(Accession No. 0001193125-06-203842)